                                                  REGISTRATION NO. _____________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     TRANSCONTINENTAL REALTY INVESTORS, INC.
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        (Exact name of registrant as specified in governing instruments)


           Nevada                                         94-6565852
-------------------------------                       -------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

1800 Valley View Lane, Suite 300, Dallas, Texas              75234
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   (Address of Principal Executive Offices)                (Zip Code)


                           Director Stock Option Plan
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                            (Full title of the plan)


                             Robert A. Waldman, Esq.
              Senior Vice President, General Counsel and Secretary
                        1800 Valley View Lane, Suite 300
                               Dallas, Texas 75234
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                     (Name and address of agent for service)

                     (469) 522-4200  o  (469) 522-4299 (Fax)
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          (Telephone number, including area code, of agent for service)

                                 With a Copy to:
                             Steven C. Metzger, Esq.
                         Prager, Metzger & Kroemer PLLC
                           2626 Cole Avenue, Suite 900
                               Dallas, Texas 75204
                      (214) 969-7600 o (214) 523-3838 (Fax)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                        Proposed            Proposed maximum
   Title of securities        Amount to be          maximum offering       aggregate offering            Amount of
    to be registered         registered (1)        price per units(s)           price (2)          registration fee (2)
-----------------------------------------------------------------------------------------------------------------------
Transcontinental Realty          140,000                 $ 14.88               $ 2,010,750               $ 530.84
Investors, Inc. Common           Shares
Stock, par value $0.01
per share
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

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the Director Stock Option Plan.

(2) Calculated based on 25,000 shares subject to options issued under the Director Stock Option Plan at an exercise price of $14.88 per share, and the remaining 115,000 shares at a price per share calculated on the basis of the closing sales price per share, as reported on NYSE on November 29, 2000, of $14.25, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Transcontinental Realty Investors, Inc. (the "Company" or "TCI"), are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the year ended December 31, 1999, which contains audited consolidated financial statements and schedules of the Company for the three fiscal years ended December 31, 1999 (the "1999 Form 10-K").

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-B, filed with the Commission on March 19, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation provide that Transcontinental Realty Investors, Inc. "shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) . . . to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of Transcontinental Realty Investors, Inc. . . . .
Further, the Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes and other applicable law." Pursuant to the Nevada Revised Statutes ("NRS"), a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith


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

and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         Under the Management Liability Provision (Article NINTH of the Articles of Incorporation), the directors do not have personal liability to the Company or its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of NRS 78.300. By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions in evaluating takeover proposals to acquire the Company, the Management Liability Provision supplements indemnification rights afforded under The Company's Articles of Incorporation and Bylaws which provide, in substance, that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

         Insofar as indemnification by Transcontinental Realty Investors, Inc. for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

  Exhibit
Designation                               Description
-----------                               -----------
  *5.1          Form of opinion of Prager, Metzger & Kroemer PLLC as to the legality of the securities.

  *5.2 Form of opinion of Gordon & Silver, Ltd. as to the legality of the securities.

  23.1          Consent of Prager, Metzger & Kroemer PLLC (included in Exhibit
                5.1)

  23.2          Consent of Gordon & Silver, Ltd. (included in Exhibit 5.2)

 *23.3          Consent of BDO Seidman, LLP

  24.1          Power of Attorney (set forth on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

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         *        Filed herewith.


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

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         1. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in
Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 29, 2000.

                                    TRANSCONTINENTAL REALTY INVESTORS, INC.


                                    By: /s/ Karl L. Blaha
                                        ------------------------------------
                                        Karl L. Blaha, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement constitutes and appoints each of Karl L. Blaha and Mark W. Branigan, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post- effective amendments thereto) to this Registration Statement of Transcontinental Realty Investors, Inc. and to file same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                                   TITLE                                    DATE
               ---------                                   -----                                    ----

/s/ Ted P. Stokely                            Chairman of the Board of Directors             November 29, 2000
----------------------------------------
Ted P. Stokely

/s/ R. Douglas Leonhard                                   Director                           November 29, 2000
---------------------------------------
R. Douglas Leonhard

/s/ Murray Shaw                                           Director                           November 29, 2000
---------------------------------------
Murray Shaw

/s/ Martin L. White                                       Director                           November 29, 2000
---------------------------------------
Martin L. White

/s/ Edward G. Zampa                                       Director                           November 29, 2000
---------------------------------------
Edward G. Zampa

/s/ Karl L. Blaha                             President (Principal Executive Officer)        November 29, 2000
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Karl L. Blaha


/s/ Mark W. Branigan                            Executive Vice President and Chief           November 29, 2000
---------------------------------------       Financial Officer (Principal Financial
Mark W. Branigan                                     and Accounting Officer)



                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                  DESCRIPTION
-----------                               -----------
  *5.1          Form of opinion of Prager, Metzger & Kroemer PLLC as to the legality of the securities.

  *5.2 Form of opinion of Gordon & Silver, Ltd. as to the legality of the securities.

  23.1          Consent of Prager, Metzger & Kroemer PLLC (included in Exhibit
                5.1)

  23.2          Consent of Gordon & Silver, Ltd. (included in Exhibit 5.2)

 *23.3          Consent of BDO Seidman, LLP

  24.1          Power of Attorney (set forth on signature page).

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*      Filed herewith.